Exhibit 10.21

The Trustees for the time being of the Premiums Trust Fund of the Underwriting Members of Syndicate 1729

and

ProAssurance Corporation

Facility Agreement
in respect of Lloyd's Syndicate No. 1729

DEED

Dated    15th November 2013
Between:

(1)

(2)

THE TRUSTEES FOR THE TIME BEING OF THE PREMIUMS TRUST FUND OF THE UNDERWRITING MEMBERS OF SYNDICATE 1729 at 5th Floor, Camomile
Court, 23 Camomile Street, London, EC3A 7LL (Borrower); and
PROASSURANCE CORPORATION a company incorporated in Alabama in the United States of America, of 100 Brookwood Place, Birmingham, Alabama 35209, Unite States of America (Lender)

Background
The Lender has agreed to provide the Borrower with an uncommitted unsecured Sterling overdraft facility not exceeding £10,000,000 either for the working capital requirements of Syndicate 1729 and/or for funding of the payment(s) of "shock" losses that may strain the Premiums Trust Fund of the underwriting members of Syndicate 1729.
It is agreed as follows:

1	Definitions and interpretation

1.1	Definitions
In this Deed, unless the context otherwise requires, the following definitions apply:
Business Day means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London;
Facility means the uncommitted unsecured Sterling overdraft facility made available to the Borrower under and in accordance with this Deed;
Sterling and £ means the lawful currency of the United Kingdom.

1.2	Interpretation
In this Deed (except where the context otherwise requires):

(a)
a reference to this Deed (or any provision of it) or any other document is a reference to this Deed, that provision or that document as it is in force for the time being and as amended, varied or supplemented from time to time under its terms, or with the agreement of the relevant parties;

(b)	a reference to a person includes a corporate or unincorporated body;

(c)
a reference to a law is a reference to it as it is in force for the time being, including any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it;

(d)	a reference to writing includes faxes but not e-mail; and

(e)	clause headings are included for ease of reference only and shall not affect the interpretation of this Deed.

2    The Facility
The Lender grants to the Borrower an uncommitted unsecured Sterling overdraft facility which shall not at any time exceed £10,000,000, on the terms and conditions of this Deed.

3	Purpose

3.1
The Borrower shall use the Facility either for the working capital requirements of Syndicate 1729 and/or for funding of the payment(s) of "shock" losses that may strain the Premiums Trust Fund of the underwriting members of Syndicate 1729.

3.2	The Lender is not obliged to monitor or verify how the Facility is used.

4	Interest

4.1	The Borrower shall pay interest on the amount from time to time drawn down under the Facility at the rate of 8.5 per cent per annum.

4.2	Interest shall be payable quarterly in arrears. Interest at the rate specified in Clause
4.1 shall be payable after as well as before any judgement.
5    Costs
The Borrower shall pay, on demand and on a full indemnity basis, all costs and expenses (together with any value added tax on them) that the Lender incurs in connection with the negotiation and preparation, amendment, extension, alteration, and enforcement of the Facility and/or this Deed.
6    Repayment
The Borrower shall immediately repay, or as the case may be pay, all amounts drawn and outstanding under the Facility together with all accrued interest, costs and any other amounts due under this Deed on demand at any time by the Lender but such demand shall not be made prior to 3151 December 2016 or before a period of 180 days from the date of this Deed has elapsed.

7	Payments

7.1	All payments under this Deed shall be in Sterling and made:

(a)	in immediately available cleared funds on the due date; and

(b)	in full without any set-off or counterclaim and free and clear of any withholding or deduction (save as required by law) for any present or future taxes, duties or other charges.

7.2
If the Borrower is required by law at any time to make any deduction for any tax, levy, impost, duty, charge or fee or any deduction or withholding of a similar nature from any payment due under this Deed the amount payable by the Borrower to the Lender shall be increased to the amount which (after making such deduction or withholding) equals the full amount which would have been payable to the Lender if no such deduction or withholding had been required.

7.3	Time shall be of the essence in making each payment under this Deed.
8    Calculations, accounts and certificates

8.1	Interest payable under this Deed shall accrue daily and will be calculated according to the number of days elapsed and a year of 365 days.

8.2
The Lender shall maintain in accordance with its usual practice accounts evidencing the amounts owed to it by the Borrower. Entries in those accounts shall be prima facie evidence of the existence and amount of the Borrower's obligations as recorded in them.

8.3
Any certificate, determination or notification by the Lender of a rate or any amount payable under this Deed is (in the absence of manifest error) conclusive evidence of the matter to which it relates and shall contain reasonable details of the basis of determination.

9    Remedies, waivers, amendments and consents

9.1	Any amendment to this Deed shall be in writing and signed by or on behalf of each party.

9.2
Any waiver of any right or consent given under this Deed is only effective if it is in writing and signed by the waiving or consenting party. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

9.3	No delay or failure to exercise any right under this Deed shall operate as a waiver of that right.

9.4	No single or partial exercise of any right under this Deed shall prevent any further exercise of the same right or any other right under this Deed.

9.5	Rights and remedies under this Deed are cumulative and do not exclude any rights or remedies provided by law or otherwise.

10	Severance

10.1
The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Deed under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions.

10.2
If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification as is necessary to give effect to the commercial intention of the parties.

11	Counterparts
This Deed may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

12	Third party rights
A person who is not a party to this Deed cannot enforce or enjoy the benefit of any term of this Deed under the Contracts (Rights of Third Parties) Act 1999.

13	Notices

13.1	Each notice or other communication under this Deed shall be:

(a)	in writing, delivered personally or sent by pre-paid first-class letter or fax (confirmed by letter); and

(b)	sent:

(i)
to the Borrower at: The Trustees for the time being of the Premiums Trust Fund of the Underwriting Members of Syndicate 1729, 5th Floor, Camomile Court, 23 Camomile Street, London, EC3A ?LL; Attention: Company Secretary

(ii)

to the Lender at: ProAssurance Corporation]; Attention: Kelly Brewer

or to such other address or fax number as is notified by one party to the other.
13,2 Any notice or other communication given by the Lender shall be deemed to have been received:

(a)	if sent by fax, with a confirmation of transmission, on the day it is transmitted;

(b)	if given by hand, on the day of actual delivery; and

(c)	if posted, on the second Business Day after the day on which it was sent by pre-paid first-class post.

13.3
A notice given as described in Clause 13.2(a) or Clause 13.2(b) on a day which is not a Business Day (or after normal business hours in the place of receipt) shall be deemed to have been received on the next Business Day.

13.4	Any notice or other communication given to the Lender shall be deemed to have been given only on actual receipt.

14	Governing law and jurisdiction

14.1
This Deed and any dispute or claim arising out of or in connection with it or its subject matter (including any non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

14.2
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including any non-contractual disputes or claims) that arises out of or in connection with this Deed or its subject matter.

Execution page
In witness of which this document has been executed by the parties as a Deed and delivered on the date set out at the beginning of this Deed.

Signed as a Deed by
Anthony Gordon acting as Trustee of the Premiums Trust Fund of Syndicate 1729
in the presence of:

Witness signature: Witness name: Witness address:

Witness occupation:

Signed as a Deed by ) David Hunt acting as Trustee of the ) Premiums Trust Fund of Syndicate ) 1729
in the presence of:

Witness signature: Witness name: Witness address:

Witness occupation:

1300887 34562975.3

·.

Signed as a Deed by
Helen Westcott acting as Trustee of the Premiums Trust Fund of Syndicate 1729
In the presence of:

Witness signature: Witness name: Witness address:

Witness occupation:

Executed as a Deed by Howard Friedman acting    on    behalf    of Corporation

1300887 34562975.3

)
)
ProAssurance )